SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549



                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


Date of report(Date of earliest event reported) April 24,1998


                      Corporate Vision, Inc
       (Exact Name of Registrant as Specified in Charter)


     Oklahoma            0-18824             73-1380820
     (State of          (Commission           (IRS Employer
     Incorporation)      File Number)          Identification No.)


           6202 South Lewis, Suite A, Tulsa, Ok 74136
          (Address of Principal Executive Offices)


Registrant's telephone number, including area code (918) 747-2842



          8908 South Yale, Suite 360 - Tulsa, Ok 74134
          (Former Address, If Changed Since Last Report)

















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ITEM 5. OTHER EVENTS

During April, 1998 the company received $1,000,000 net proceeds from a Regulation S private placement offering of $1,150,000 9% convertible debentures with due dates as follows: 1/3 on June 8, 1998, 1/3 on July 8, 1998 and 1/3 on August 7, 1998. The notes are convertible at the option of the holder into common stock of the Company at 70% of the closing bid price of the Common Stock for the
(3) consecutive trading days immediately preceding the date of receipt by the Company of the holder's notice of conversion.



                           SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Corporate Vision, Inc

                                  By: Jack Arnold
                                 Jack Arnold, President, CEO

May 8, 1998